UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2007

VERENIUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29173	22-3297375
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

55 Cambridge Parkway, Cambridge, MA	02142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 674-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement.

On November 6, 2007, Verenium Corporation, a Delaware corporation (the “Company”), entered into indemnity agreements (the “Agreements”) with Carlos A. Riva, the Company’s President, Chief Executive Officer, and a member of the Board of Directors of the Company (the “Board”), John A. McCarthy, Jr., the Company’s Executive Vice President and Chief Financial Officer, John R. Malloy, Jr., the Company’s Executive Vice President, Biofuels Business Unit, Joshua Ruch, a member of the Board and Michael Zak, a member of the Board. Each of the Agreements is in the form previously approved by the Board and the Company’s stockholders and is attached hereto as Exhibit 10.1 and incorporated herein by reference. The Agreements, among other things, require the Company to indemnify such directors and officers for certain expenses including attorneys’ fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of the person’s services as a director or officer of the Company or as a director or officer of any subsidiary of the Company or any other company or enterprise to which the person provides services at the Company’s request.

Item 2.02	Results of Operations and Financial Condition.

On November 6, 2007, the Company issued a press release announcing the Company’s financial results for the third quarter and nine months ended September 30, 2007. The information in Item 2.02 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Form of Indemnity Agreement entered into between the Company and its directors and executive officers.

99.1	Press Release of Verenium Corporation dated November 6, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERENIUM CORPORATION

Dated: November 6, 2007	By:	/s/ John A. McCarthy, Jr.
	Name:	John A. McCarthy, Jr.
	Title:	Executive Vice President and
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Form of Indemnity Agreement entered into between the Company and its directors and executive officers.

99.1	Press Release of Verenium Corporation dated November 6, 2007.